UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012 (October 15, 2012)

Q Lotus Holdings, Inc. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52595 (Commission File Number)	14-1961383 (I.R.S. Employer Identification Number)

520 North Kingsbury Street, Suite 1810, Chicago, IL 60654 (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (312) 379-1800

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2012, Q Lotus Holdings, Inc. (the “Company”) entered into a Modified Purchase Rights and Completion Agreement (the “Agreement”) with Prospect Silica Enterprises, Inc. (“PSEI”) pursuant to which the Company’s unencumbered clear title to twenty (20) silica mining claims in Oregon (“claims”) was confirmed, and certain profit sharing rights of PSEI were established and documented including the right to one third of all profits generated by any and all operations resulting from the claims with a minimum of five million dollars ($5,000,000) in the aggregate. The Company and PSEI have agreed to work together toward mining and monetization of the claims as deemed appropriate. PSEI agrees to provide all historical and current assays, studies, analyses, valuations, certifications, test results, appraisals and any other pertinent data related to the claims. The full Agreement is attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits.

10.48 Modified Purchase Rights and Completion Agreement, dated as of October 15, 2012, between the Registrant and Prospect Silica Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: November 5, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer